EXHIBIT 23.4
CONSENT OF INDEPENDENT AUDIT FIRM
Board of Directors
NNN Healthcare/Office REIT, Inc.
We consent to the use in this Post Effective Amendment No. 1 to Registration Statement (No. 333-133652) on Form S-11 of our reports dated as follows: February 9, 2007, with respect to the Statement of Revenues and Certain Expense for the year ended December 31, 2006, for Southpointe Office Parke and Epler Parke I; the second which is dated February 9, 2007, with respect to the Statement of Revenues and Certain Expense for the year ended December 31, 2006, for Crawfordsville Medical Office Park and Athens Surgery Center; the third which is dated March 13, 2007, with respect to the Statement of Revenues and Certain Expense for the year ended December 31, 2006, for The Gallery Professional Building; the fourth which is dated March 13, 2007, with respect to the Statement of Revenues and Certain Expense for the year ended December 31, 2006, for Lenox Office Park, Building G appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ KMJ/CORBIN & COMPANY LLP
Irvine, California
April 23, 2007